Exhibit 99.1

Wyndham Worldwide Announces Agreement

to Sell its European Vacation Rental Business to Platinum Equity

PARSIPPANY, N.J., February 15, 2018 — Wyndham Worldwide Corporation (NYSE: WYN) today announced that it has entered into a definitive agreement for the sale of its European vacation rental business to Platinum Equity for approximately $1.3 billion.

In conjunction with the sale, the European vacation rental business has entered into a 20-year agreement under which it will pay a royalty fee of 1% of net revenue to Wyndham’s hotel business for the right to use the by Wyndham Vacation Rentals® endorser brand.  The European vacation rentals operations will also participate as a redemption partner in the award-winning Wyndham Rewards® loyalty program.

Wyndham’s industry-leading European vacation rental business is the largest manager of holiday rentals in Europe, with more than 110,000 units in over 600 destinations in more than 25 countries.  The business operates more than two dozen local brands, including cottages.com, James Villa Holidays, Landal GreenParks, Novasol and Hoseasons.  It generates approximately $750 million in annual revenue and approximately $130 million of EBITDA (earnings before interest, taxes, depreciation and amortization), including allocated costs.

Wyndham Worldwide originally announced its intent to explore strategic alternatives for its European rental brands in August 2017, in conjunction with the Company’s announcement of the planned separation of its hotel business from its vacation ownership and timeshare exchange businesses.  The transaction is expected to close in the second quarter of 2018, subject to customary closing conditions including works council consultation.

“Along with our planned separation and recently announced acquisition of La Quinta’s franchising and management businesses, this is another important step in the evolution of our Company,” said Stephen P. Holmes, Chairman and Chief Executive Officer of Wyndham Worldwide.  “Our European vacation rental brands deliver a great consumer experience, have high brand recognition in their markets and have delivered strong, consistent results.  Our goal has always been to position them for continued long-term growth.   We conducted a rigorous strategic review process that generated strong interest from multiple parties, and we were pleased to find the right buyer. We are confident that as part of Platinum Equity’s portfolio, these businesses will have a bright future and will provide significant opportunities for their associates and business partners.”

Platinum Equity is a leading global private equity firm with a highly specialized focus on business operations and more than 20 years’ experience acquiring and operating businesses that have been part of large corporate entities.

“We have worked closely with Wyndham Worldwide to craft a divestiture solution that creates value for all sides and puts the European vacation rental business on a path for long-term success as a standalone business,” said Platinum Equity Partner Louis Samson.  “We are excited to partner with the management team to ensure a seamless transition while preparing our plans to drive additional growth, both organically and through prospective add-on acquisitions.”

Platinum Equity has been very active in the European M&A market and the firm’s current portfolio companies employ more than 16,000 people in the region. The proposed acquisition of Wyndham’s European vacation rental business represents Platinum Equity’s second European investment since the fourth quarter 2017 when the firm acquired Pattonair.

Wyndham Worldwide estimates that the tax obligations associated with the sale of the European Rental brands will be less than 15% of the proceeds.  The Company expects to use the net proceeds from the sale for general corporate purposes, which may include debt repayment and/or funding of its recently announced acquisition of La Quinta Holdings’ hotel franchising and management businesses.  Wyndham Worldwide’s planned spin-off of Wyndham Hotel Group remains on track for an expected distribution in the second quarter of 2018.

Deutsche Bank and Goldman Sachs are serving as financial advisors, and Kirkland & Ellis International LLP and Dechert LLP are serving as legal advisors to Wyndham Worldwide.  Financing for the acquisition will be led by Bank of America Merrill Lynch. Latham & Watkins is acting as legal counsel to Platinum Equity.

About Platinum Equity

Founded in 1995 by Tom Gores, Platinum Equity is a global investment firm with $13 billion of assets under management and a portfolio of more than 30 operating companies that serve customers around the world. The firm is currently investing from Platinum Equity Capital Partners IV, a $6.5 billion global buyout fund. Platinum Equity specializes in mergers, acquisitions and operations — a trademarked strategy it calls M&A&O® — acquiring and operating companies in a broad range of business markets, including manufacturing, distribution, transportation and logistics, equipment rental, metals services, media and entertainment, technology, telecommunications, and other industries. Over the past 22 years Platinum Equity has completed more than 200 acquisitions.

About Wyndham Worldwide

Wyndham Worldwide (NYSE: WYN) is one of the largest global hospitality companies, providing travelers with access to a collection of trusted hospitality brands in hotels, vacation ownership and unique accommodations including vacation exchange, holiday parks and managed home rentals. With a collective inventory of nearly 130,000 places to stay across more than 110 countries on six continents, Wyndham Worldwide and its 38,000 associates welcome people to experience travel the way they want. This is enhanced by Wyndham Rewards®, the Company’s re-imagined guest loyalty program across its businesses, which is making it simpler for members to earn more rewards and redeem their points faster. For more information, please visit www.wyndhamworldwide.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are those that convey management’s expectations as to the future based on plans, estimates and projections at the time Wyndham Worldwide makes the statements and may be identified by words such as “will,” “expect,” believe,” “plan,” “anticipate,” “intend,” “goal,” “future,” “outlook,” guidance,” “target,” “estimate” and similar words or expressions, including the negative version of such words and expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham Worldwide and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to Wyndham Worldwide’s current views and expectations with respect to the divestiture of its European vacation rentals business, the spin-off of its hotel business and the acquisition of La Quinta’s franchising and management businesses.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, uncertainties that may delay or negatively impact the divestiture or cause it to not occur at all, including the timing, receipt and terms of any required governmental and regulatory approvals, unanticipated developments related to the impact of the divestiture on Wyndham Worldwide’s relationships with its customers, suppliers, employees and others with whom Wyndham Worldwide has relationships, unanticipated developments resulting from possible disruption to Wyndham Worldwide’s operations as a result of the divestiture, the potential impact of the divestiture, the acquisition of La Quinta’s franchising and management businesses, the spin-off and related transactions on Wyndham Worldwide’s credit ratings, uncertainties related to Wyndham Worldwide’s ability to successfully complete its acquisition of La Quinta’s franchising and management businesses, its spin-off and related transactions as contemplated or at all and to realize the associated anticipated benefits, as well as those factors described in Wyndham Worldwide’s  Annual Report on Form 10-K, filed with the SEC on February 17, 2017, and in Wyndham Worldwide’s subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Wyndham Worldwide undertakes no obligation to publicly update or revise any forward-looking statements, subsequent events or otherwise.

CONTACTS

Wyndham Worldwide Investors:

Margo Happer

Investor Relations

973-753-6472

margo.happer@wyn.com

Wyndham Worldwide Media:

Nadeen Ayala

Global Communications

973-753-8054

nadeen.ayala@wyn.com

Platinum Equity:

Dan Whelan

310-282-9202

dwhelan@platinumequity.com